To the Members and the Board of Managers
Hatteras VC Co-Investment Fund II, LLC

In planning and performing our audit of the financial statements of Hatteras VC Co-Investment Fund II, LLC (the "Fund") as of and for the year ended June 30, 2016, in accordance with the standards of the Public Company Accounting Oversight Board
(United States), we considered the Fund's internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Fund is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.
A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Fund's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Fund's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted the following deficiency in internal controls over financial reporting and its operation that we consider to be a material weakness as defined above.
This material weakness was considered in determining the nature, timing, and extent of audit tests applied in our audit of the financial statements and financial highlights of the Fund as of and for the year ended June 30, 2016. This report does not affect our report dated August 29, 2016 on those financial statements and financial highlights where valuations are properly stated in accordance with ASC 820, Fair Value Measurement ("ASC 820").

Controls over the valuation of the Fund's investment portfolio were not operating effectively to prevent or detect the erroneous calculation of value allocated to one of the Fund's investments. As a result, calculation errors were not identified in a timely manner for certain securities. Proper control procedures are necessary to ensure that the fair value established for each security and reflected in the Company's schedule of investments is in accordance with the requirements of ASC 820 and the approach is consistently applied across all investments. Subsequent to June 30, 2016, management has reviewed its internal control over financial reporting and is initiating implementation of changes in its existing procedures and controls to determine, review, and approve the valuation of the Fund's portfolio securities.


This report is intended solely for the information and use of management and the Board of Managers of Hatteras VC
Co-Investment Fund II, LLC and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.


/s/ BDO USA, LLP

Raleigh, NC
August 29, 2016